SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2004

GLOBAL SIGNAL INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

Commission File Number 001-32168

65-0652634
(I.R.S. Employer Identification No.)

301 North Cattlemen Road
Suite 300
Sarasota, Florida
(Address of principal executive offices)

34232
(Zip Code)

(941) 364-8886
(Registrant's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Page 1 of 5 Pages

Item 2. Acquisition or Disposition of Assets.

On June 30, 2004, the Company, through its wholly-owned subsidiary, Pinnacle Towers Acquisition LLC, completed the acquisition of all the membership interests in Tower Ventures III LLC ("Tower Ventures") pursuant to a Membership Interest Purchase Agreement among Pinnacle Towers Acquisition LLC, as purchaser, and Billy Orgel, Lee Holland, Craig Weiss, Jay H. Lindy and Majestic Communications, Inc., as sellers (the "Sellers"), dated April 22, 2004, as amended June 30, 2004, copies of which are attached to this Form 8-K as Exhibits 2.1 and 2.2. The Company purchased the membership interests in Tower Ventures from five non-affiliated sellers for $52.0 million in cash, plus fees and expenses. Approximately $1.2 million of the purchase price will be held in escrow pending Sellers' satisfaction of certain conditions by December 31, 2004. Tower Ventures directly owns 96 wireless communications towers concentrated in Tennessee, Mississippi, Missouri and Arkansas and owns one wireless communications tower through its subsidiary, TVHT, LLC. The sites are generally less than four years old and generate substantially all of their revenue from approximately 240 tenant leases with wireless telephony service providers. The Company expects to continue to use the wireless communications towers to lease space on the towers to wireless telephony service providers.

The Company funded the purchase price from a portion of the net proceeds of the Company's initial public offering of its common stock. The amount of consideration payable was determined as a result of arm's length negotiations between the Company and the Sellers. No prior material relationship existed between the Company and the Sellers or any of our affiliates, any director or officer of the Company, or any associate of any such director or officer.

The Company issued a press release on June 30, 2004, announcing the closing of this transaction, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing description of the transaction does not purport to be complete description of all of the material terms of the transaction and is qualified in its entirety by reference to the documents that are attached as exhibits to this report.

Item 7. Financial Statements and Exhibits.

The following documents are filed with reference to and hereby incorporated by reference into the Registration Statement.

(a) Financial Statements of Business Acquired.

The financial statements of the acquired business, Tower Ventures III LLC, have been omitted from this report and will be filed in an amendment to this Current Report on Form 8-K within the time frame permitted for such filing in reliance on Item 7(a)(4) of Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item has been omitted from this report and will be filed in an amendment to this Current Report on Form 8-K within the time frame permitted for such filing in reliance on Item 7(b)(2) of Form 8-K.

(c) Exhibits

2.1	Membership Interest Purchase Agreement by and among Pinnacle Towers Acquisition LLC, as Purchaser, and Billy Orgel, Lee Holland, Craig Weiss, Jay H. Lindy and Majestic Communications, Inc., as Sellers, dated as of April 22, 2004.*

2.2	First Amendment to Membership Interest Purchase Agreement by and among Pinnacle Towers Acquisition LLC, as Purchaser, and Billy Orgel, Lee Holland, Craig Weiss, Jay H. Lindy and Majestic Communications, Inc., as Sellers, dated as of June 30, 2004.

99.1	Press Release dated June 30, 2004.

* Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (file no. 333-112839) filed with the Securities and Exchange Commission on June 2, 2004 and is incorporated herein by reference. Portions of this exhibit have been omitted pursuant to a request for confidential treatment granted on June 2, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL SIGNAL INC. (Registrant)
/s/ Ronald G. Bizick, II Ronald G. Bizick, II Executive Vice President of Corporate Development and Operations

Date: June 30, 2004

EXHIBIT INDEX

Exhibit
Number  Exhibit

2.1	Membership Interest Purchase Agreement by and among Pinnacle Towers Acquisition LLC, as Purchaser, and Billy Orgel, Lee Holland, Craig Weiss, Jay H. Lindy and Majestic Communications, Inc., as Sellers, dated as of April 22, 2004.*

2.2	First Amendment to Membership Interest Purchase Agreement by and among Pinnacle Towers Acquisition LLC, as Purchaser, and Billy Orgel, Lee Holland, Craig Weiss, Jay H. Lindy and Majestic Communications, Inc., as Sellers, dated as of June 30, 2004.

99.1	Press Release dated June 30, 2004.

* Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (file no. 333-112839) filed with the Securities and Exchange Commission on June 2, 2004 and is incorporated herein by reference. Portions of this exhibit have been omitted pursuant to a request for confidential treatment granted on June 2, 2004.